UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 3, 2007
Republic Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-14267	65-0716904

(Commission File Number)	(IRS Employer Identification No.)

110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida	33301

(Address of Principal Executive Offices)	(Zip Code)
(954) 769-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 8.01. OTHER EVENTS.
     Republic Services of Ohio II, LLC (“Republic-Ohio”), an Ohio limited liability company and wholly-owned subsidiary of Republic Services, Inc. (the “Company”), has been issued Final Findings and Orders (the “F&Os”) from the Ohio Environmental Protection Agency (“OEPA”). The F&Os relate to environmental conditions attributed to a chemical reaction resulting from the disposal of aluminum production waste at the Countywide Recycling and Disposal Facility (“Countywide”) in East Sparta, Ohio. The F&Os require certain actions to be taken by Republic-Ohio to address the environmental conditions, including, without limitation, the following actions: (a) prohibiting leachate recirculation, (b) refraining from the disposal of solid waste in certain portions of the site, (c) updating engineering plans and specifications and providing further information regarding the integrity of various engineered components at the site, (d) performing additional data collection, (e) taking additional measures to address emissions, (f) expanding the gas collection and control system, and (g) submitting to OEPA a plan to suppress the chemical reaction and, following approval by OEPA, implementing such plan.
     Based upon current information and engineering analyses, the Company believes that the cost for Republic-Ohio to comply with the F&Os will be approximately $22 million. The Company will record a $22 million charge to income from continuing operations before provision for income taxes during the three months ended March 31, 2007. The Company will adjust this charge, if necessary, to reflect the effects of new or additional information, to the extent that such information impacts the costs, timing or duration of the required actions. The majority of these costs are expected to be paid during 2007. In addition, the Company will incur approximately $3.3 million of additional amortization and depletion expense during 2007 associated with a reduction of remaining available airspace at Countywide. The Company’s 2007 operating income and cash flows from operating activities will be impacted accordingly.
     The Company intends to vigorously pursue financial contributions from third parties for its costs to comply with the F&Os.
     Additionally, the Stark County Health Department, in connection with the annual issuance of Countywide’s operating license, is evaluating the environmental conditions that are the subject of the F&Os. The Company expects that the Health Department will make a decision regarding the renewal of Countywide’s operating license in May 2007.
     Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements. Such factors include, among other things whether our estimates and assumptions concerning our selected balance sheet accounts, final capping, closure, post-closure and remediation costs, available airspace, and projected costs and expenses related to our landfills turn out to be correct or appropriate, and other factors contained in our filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2007	REPUBLIC SERVICES, INC.
	By:	/s/ Tod C. Holmes
Tod C. Holmes
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Vice President and Chief Accounting Officer (Principal Accounting Officer)

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